================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                                  __________


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 24, 2000


                                   L90, Inc.
            (Exact name of registrant as specified in its charter)



               Delaware                      000-28893            95-4761069
---------------------------------------  ----------------   --------------------
     (State or other jurisdiction of        (Commission       (I.R.S. Employer
     incorporation or organization)         File Number)     Identification No.)


                       2020 Santa Monica Blvd., Ste. 400
                        Santa Monica, California 90404
       ----------------------------------------------------------------

                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (310) 315-1199


                                Not Applicable
       ----------------------------------------------------------------
         (Former name or former address, if changed since last report)


                       This Report consists of 15 pages.

================================================================================

Item 2.   Acquisition or Disposition of Assets.

Acquisition of webMillion.com, Inc.
-----------------------------------

     On July 28, 2000, the Registrant filed a Current Report on Form 8-K, dated July 24, 2000 to announce the acquisition of webMillion.com, Inc., an Idaho Corporation. This amendment to Registrant's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.


Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

See page F-1 of this Report

(b)  Pro Forma Financial Information

See page F-9 of this Report



SIGNATURES
----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     October 5, 2000                   L90, Inc.
                                            a Delaware corporation


                                            By: /s/ John C. Bohan
                                               -------------------
                                                President

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholder of
 webMillion.com, Inc.:

We have audited the accompanying balance sheets of WEBMILLION.COM, INC. as of March 31, 2000 and December 31, 1999, and the related statements of operations, shareholder's equity and cash flows for the three month period ended March 31, 2000 and the period from May 25, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of webMillion.com, Inc. as of March 31, 2000 and December 31, 1999, and the related statements of operations, shareholder's equity and cash flows for the three month period ended March 31, 2000 and the period from May 25, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Orange County, California
July 25, 2000

                             WEBMILLION.COM, INC.
                                Balance Sheets
                     March 31, 2000 and December 31, 1999

                                                                                         March 31,            December 31,
                                                                                            2000                  1999
                                                                                     -------------------  ----------------------

                                             ASSETS
Current Assets:
     Cash and cash equivalents                                                                $ 329,400              $   34,478
     Accounts receivable, (net of allowances of $0 and $18,269 at
       December 31, 1999 and March 31, 2000, respectively)                                      164,412                  24,760
     Prepaid expenses and other assets                                                            8,584                  15,000
                                                                                     -------------------  ----------------------
          Total current assets                                                                  502,396                  74,238
                                                                                     -------------------  ----------------------

     Property and equipment:
          Computer equipment                                                                     67,772                       -
          Hardware                                                                               60,705                   6,900
          Furniture and equipment                                                                 1,023                       -
                                                                                     -------------------  ----------------------
                                                                                                129,500                   6,900
          Less-Accumulated depreciation and amortization                                          8,308                     700
                                                                                     -------------------  ----------------------
     Property and equipment, net                                                                121,192                   6,200
     Other long-term assets                                                                       3,400                       -
                                                                                     -------------------  ----------------------
          Total assets                                                                        $ 626,988              $   80,438
                                                                                     ===================  ======================

                              LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
     Credit card liabilities                                                                   $  1,065               $   2,341
     Subscription agreement liabilities                                                               -                  75,000
     Other current liabilities                                                                  247,952                  39,185
                                                                                     -------------------  ----------------------
          Total current liabilities                                                             249,017                 116,526
                                                                                     -------------------  ----------------------
          Total liabilities                                                                     249,017                 116,526
                                                                                     -------------------  ----------------------
Shareholder's Equity:
     Common stock, no par value:
       Authorized--10,000,000 shares; issued and outstanding --
          1,174,069 and 834,000 shares in 2000 and 1999, respectively                                 -                       -
     Additional paid-in capital                                                               1,321,542                 194,280
     Retained deficit                                                                          (943,571)               (230,368)
                                                                                     -------------------  ----------------------
          Total shareholder's equity                                                            377,971                 (36,088)
                                                                                     -------------------  ----------------------
          Total liabilities and shareholder's equity                                          $ 626,988              $   80,438
                                                                                     ===================  ======================


       The accompanying notes are an integral part of these statements.

                             WEBMILLION.COM, INC.
                           Statements of Operations
For the Three Months Ended March 31, 2000 and the Period Ended December 31, 1999


                                                                                         Period from
                                                                Three Months            May 25, 1999
                                                                    Ended              (Inception) to
                                                                  March 31,             December 31,
                                                                    2000                    1999
                                                             --------------------  ------------------------
Revenue:
     Commission-based revenue                                        $   175,012             $      25,317
                                                             --------------------  ------------------------
Total revenue                                                            175,012                    25,317
                                                             --------------------  ------------------------

Operating expenses:
     Cost of service fee and other revenue                               259,495                    13,223

     Sales and marketing                                                 558,385                    61,319
     Research and development                                             11,309                       828
     General and administrative                                           61,939                   183,215
                                                             --------------------  ------------------------
Total operating expenses                                                 891,128                   258,585
                                                             --------------------  ------------------------
Operating loss                                                          (716,116)                 (233,268)
Interest income, net                                                       2,913                     2,900
                                                             --------------------  ------------------------
Net loss                                                             $  (713,203)            $    (230,368)
                                                             ====================  ========================


       The accompanying notes are an integral part of these statements.

                             WEBMILLION.COM, INC.
                      Statements of Shareholder's Equity
For the Three Months Ended March 31, 2000 and the Period Ended December 31, 1999

                                                             Number of         Common
                                                               Common          Stock           Retained
                                                               Stock          Paid-in          Earnings
                                                               Shares         Capital         (Deficit)         Total
                                                            -------------  ---------------  ---------------  -------------
Contributed capital from founders on June 11, 1999                     -      $    21,480      $         -      $  21,480
Issuance of founder's common stock on August 11, 1999            780,000                -                -              -
Issuance of common stock on August 11, 1999                       43,200          138,240                -        138,240
Issuance of common stock on November 1, 1999                      10,800           34,560                -         34,560
Net loss                                                               -                -         (230,368)      (230,368)
                                                            -------------  ---------------  ---------------  -------------
BALANCE at December 31, 1999                                     834,000          194,280         (230,368)       (36,088)
Issuance of common stock on January 4, 2000                      109,376          350,003                -        350,003
Issuance of common stock on January 5, 2000                        4,688           15,002                -         15,002
Issuance of common stock on January 7, 2000                       23,438           75,002                -         75,002
Issuance of common stock on January 10, 2000                       7,813           25,002                -         25,002
Issuance of common stock on January 11, 2000                      23,439           75,005                -         75,005
Issuance of common stock on January 20, 2000                      39,063          125,002                -        125,002
Issuance of common stock on January 24, 2000                      15,626           50,003                -         50,003
Issuance of common stock on January 26, 2000                      15,626           50,003                -         50,003
Issuance of common stock on January 29, 2000                      62,500          200,000                -        200,000
Issuance of common stock on February 2, 2000                      38,500          123,200                -        123,200
Issuance of warrrants on February 17, 2000                             -           37,781                -         37,781
Issuance of warrrant on February 18, 2000                              -            1,259                -          1,259
Net loss                                                               -                -         (713,203)      (713,203)
                                                            -------------  ---------------  ---------------  -------------
BALANCE at March 31, 2000                                      1,174,069      $ 1,321,542      $ (943,571)      $ 377,971
                                                            =============  ===============  ===============  =============

       The accompanying notes are an integral part of these statements.

                             WEBMILLION.COM, INC.
                            Statements of Cashflows
For the Three Months Ended March 31, 2000 and the Period Ended December 31, 1999

                                                                                        Periods from
                                                                   Three Months         May 25, 1999
                                                                      Ended            (Inception) to
                                                                    March 31,           December 31,
                                                                      2000                  1999
                                                               --------------------  --------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $    (713,203)         $   (230,368)
    Adjustments to reconcile net loss to cash used in
       operating activities-
       Depreciation and amortization
                                                                             7,608                   700
       Non-cash stock issuance for compensation expense
                                                                           162,241               172,800
       Changes in assets and liabilities:
         Accounts receivable
                                                                          (139,652)              (24,760)
         Prepaid expenses and other assets
                                                                             6,416               (15,000)
           Other long-term assets
                                                                            (3,400)                    -
         Credit card liabilities
                                                                            (1,276)                2,341
         Subscription agreement liability
                                                                                 -                75,000
         Other current liabilities
                                                                           208,768                39,185
                                                               --------------------  --------------------
           Net cash provided by (used in)
              operating activities
                                                                          (472,498)               19,898
                                                               --------------------  --------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                    (122,600)               (6,900)
                                                               --------------------  --------------------
           Net cash used in investing activities                          (122,600)               (6,900)
                                                               --------------------  --------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Initial contributed capital from founders                                    -                21,480
    Proceeds from issuance of common stock                                 890,020                     -
                                                               --------------------  --------------------
           Net cash provided by financing activities                       890,020                21,480
                                                               --------------------  --------------------

 Net increase in cash                                                      294,922                34,478

 Cash, beginning of period                                                  34,478                     -
                                                               --------------------  --------------------

 Cash, end of period                                                 $     329,400          $     34,478
                                                               ====================  ====================

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
    Cash paid during the period for:
       Interest                                                      $          86          $        100
                                                               ====================  ====================

 SCHEDULE OF NON-CASH INVESTING AND FINANCING
    ACTIVITIES:
       Issuance of common stock                                      $      75,000          $          -
                                                               ====================  ====================

\
       The accompanying notes are an integral part of these statements.

                             WEBMILLION.COM, INC.
                         Notes to Financial Statements
                                March 31, 2000


1.   Description of the Business
     ---------------------------

     webMillion.com, (the "Company") is an Internet-based platform for direct marketing programs. As the first free, multimillion-dollar Internet lottery, the Company provides Internet consumers a free, online venue to play lottery-style and themed games for cash prizes, including a three million dollar grand prize. A unique referral-based reward model drives membership and site loyalty, providing a compelling location for advertisers to develop a brand, convey a consistent message and reach a worldwide audience through a variety of direct avenues.

     The Company was founded in February 1999 with minimal start-up activity, incorporated in Idaho electing C-Corporation status on May 25, 1999 (inception), and launched its Web presence in August 1999.

     On July 24, 2000, the Company became a subsidiary of L90, Inc. an Internet-based advertising solution for advertisers and Web publishers.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Revenue Recognition
     -------------------

     Revenue is derived from ad sales earned under commission-based contracts. The Company provides advertising space on their Web site, which is sold by a third party.

     Cash and Cash Equivalents
     -------------------------

     For purposes of the balance sheets and statements of cash flows, cash and cash equivalents includes all cash instruments due on demand or with an original maturity of 90 days or less.

     Accounts Receivable
     --------------------

     The Company has receivables due from third party advertising companies resulting from the sale of advertising space available on its Web site. This third party advertiser is responsible for collections of amounts due. The Company's credit exposure is limited to the net amount of cash to be received by the Company from the sale of advertising by the third party advertisers on its site. The Company has no control over the extension of credit to its customers, who are primarily located in the United States, as this is performed by the third party advertising company. The ability of these customers to meet their obligations to the Company is dependent on their economic health, as well as their industry and other factors. The Company maintains an allowance for doubtful accounts, which represents management's estimate of expected losses on specific accounts and inherent losses on other as yet unidentified accounts included in accounts receivable. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts reported in the financial statement.

     Property and Equipment
     ----------------------

     Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset, using the straight-line method of depreciation. Property and equipment have estimated useful lives ranging from three to five years.

                             WEBMILLION.COM, INC.
                         Notes to Financial Statements
                                March 31, 2000

     Equipment Under Capital Leases
     ------------------------------

     Equipment under capital leases is recorded at the lower of the present value of the minimum lease payments or the fair value of the leased property at the inception of the lease. Amortization of leased property is computed using the straight-line method over the term of the lease.

     Income Taxes
     ------------

     The Company provides for income taxes in accordance with the asset and liability method. Deferred income taxes are provided for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax expenses or benefits are expected to be realized in future years.

     Stock-Based Compensation
     -------------------------

     Compensation costs have been recognized in the Statement of Operations in an amount equal to the difference between the fair value of the stock at the date of grant and any cash proceeds received. Compensation costs were calculated using a fair value of $3.20 per share (see Note 3). Compensation expense has also been recognized for the granting of common stock warrants to employees in an amount equal to the fair value of the options at the date of grant.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Shareholder's Equity
     --------------------

     No Par Value Common Stock
     -------------------------

     On June 11, 1999 the founders of the Company contributed cash of $21,480 in order to pay for start-up costs and purchase equipment.

     On August 11, 1999, the Company issued a total of 780,000 shares to the two founders of webMillion.com. During fiscal year 1999, additional 54,000 shares were issued to various employees as stock-based compensation (see
     Note 2).

     During the period from January 1, 2000 to March 31, 2000, the Company issued 38,500 shares to various employees as stock-based compensation (see
     Note 2). In addition, the Company issued 301,569 shares of common stock to various investors at $3.20 per share, for net proceeds of $965,020.

     Common Stock Warrants
     ---------------------

     During February 2000, the Company issued warrants to two employees to purchase a total of 30,000 and 1,000 shares, respectively of the Company's common stock at an exercise price of $3.20 per share. The warrants expire two years from the date of issuance. The fair value of each warrant at the date of grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: Dividend yield of zero percent; 65 percent expected volatility; risk-free rate of 6.12 percent; and expected lives of 2 years. As the Company is privately held, expected volatility does not impact the calculation. The calculated fair values of the two warrants at the date of the grant are $37,781 and $1,259, respectively and are reflected in the Statements of Shareholder's Equity.

                             WEBMILLION.COM, INC.
                         Notes to Financial Statements
                                March 31, 2000

4.   Commitments and Contingencies
     -----------------------------

     Litigation
     ----------

     The Company may become subject to legal proceeding from time to time in the normal course of business. The Company is not currently involved in any litigation that management believes will have a material adverse effect on the Company's financial position or results of operations.

     Office and Equipment Lease
     --------------------------

     The Company began leasing its office building under a one-year operating lease, which began on April 15, 2000 and expires on April 30, 2001. Under these terms, the Company is required to pay $3,400 per month under the current lease obligation.

     The Company entered into a capital lease obligation with Dell Financial Services for computer and Web site related costs. The Company pays $399 per month under a noncancellable lease arrangement, which commenced January 21, 2000 under a lease term of 36 months.

     As of March 31, 2000, the minimum rental commitments required under existing noncancellable capital and operating leases are as follows:

                                                            Capital             Operating
     Year Ending December 31:                               Leases                Leases
                                                       ------------------   -------------------
         2000                                                   $  4,795             $  27,204
         2001                                                      4,795                13,602
         2002                                                      4,795                     -
         2003                                                          -                     -
         2004                                                          -                     -
                                                       ------------------   -------------------
     Total minimum lease payments                              $  14,385             $  40,806

     Amounts representing interest                                (3,760)

                                                       ------------------
     Present value of net minimum lease payments               $  10,625
                                                       ------------------

5.   Provision for Income Taxes
     --------------------------

     No provision for federal and state income taxes has been recorded, as the Company has incurred net operating losses through March 31, 2000.

6.   Subsequent Events
     -----------------

     On May 2, 2000, the Company entered into a note payable (the "Note") to an investor with a principal amount $250,000, together with simple interest at a rate equal to the lowest applicable federal rate. The principal and accrued interest on the Note is due and payable on August 2, 2000.

     On July 7, 2000, the shareholders and warrant holders of the Company entered into an agreement to sell all of the issued and outstanding shares of common stock and warrants for common stock of the Company in exchange for an aggregate of 2,000,000 shares of common stock of L90, Inc. The shares of common stock were issued and sold in reliance upon the exemption provided for by Section 4 (2) of the Securities Act and Regulation D promulgated thereunder. The transaction closed on July 24, 2000.

                                   L90, INC.
        Unaudited Pro Forma Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2000 and the Period Ended December 31, 1999

  The following unaudited pro forma consolidated condensed financial statements have been prepared to give effect to the merger with webMillion.com using the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the consolidated enterprise. L90 has been deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their historical net book values. A new basis will be established for webMillion.com's assets and liabilities based upon the fair values thereof at the time of the merger and may be revised for a period of up to one year from the date of the merger. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information and will be adjusted upon the final determination of the fair values.

  The unaudited pro forma consolidated condensed balance sheet as of March 31, 2000, gives effect to the merger as if it had occurred on March 31, 2000, and combines the historical balance sheet of L90 and the historical balance sheet of webMillion.com as of such date.

  The unaudited pro forma consolidated condensed statements of operations combine the historical statements of operations of L90 and webMillion.com as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma consolidated condensed statements of operations for the three months ended March 31, 2000, and for the year ended December 31, 1999, combine the historical statements of operations of L90 with the historical statements of operations of webMillion.com for each of the respective periods.

  Unaudited pro forma consolidated condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma consolidated condensed financial statements are based upon the respective historical financial statements of L90 and webMillion.com and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the consolidated company.

                                   L90, INC.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2000


                                March 31, 2000

                                            ---------------------------------------------------------------------------------------
                                                                                                 Proforma
                                            -------------------------------------------                            ----------------
                                                L90, Inc.          webMillion.com, Inc.        Adjustments              Pro Forma
                                            ---------------------------------------------------------------        ----------------
ASSETS

Current Assets:
     Cash and cash equivalents                $  103,692,627                $   329,400        $          -           $ 104,022,027
     Accounts receivable, net                      7,228,151                    164,412                   -               7,392,563
     Notes receivable from officers                  925,588                          -                                     925,588
     Prepaid expenses and other assets               854,391                      8,584                   -                 862,975
                                            ----------------                -----------        ------------        ----------------
          Total current assets                   112,700,757                    502,396                   -             113,203,153
                                            ----------------                -----------        ------------        ----------------

     Restricted Cash                               1,868,632                          -                   -               1,868,632
     Property and equipment:
          Equipment                                7,456,026                     67,772              (4,320)   (B)        7,519,478
          Furniture and fixtures                     108,883                      1,023                 (60)   (B)          109,846
          Leasehold Improvements                      38,012                          -              (3,928)   (B)           38,012
          Hardware                                         -                     60,705                   -                  56,777
                                            ----------------                -----------        ------------        ----------------
                                                   7,602,921                    129,500              (8,308)              7,724,113
          Less - Accumulated depreciation
          and amortization                          (731,653)                    (8,308)              8,308                (731,653)
                                            ----------------                -----------        ------------        ----------------
     Property and equipment, net                   6,871,268                    121,192                   -               6,992,460
     Other long-term assets                                -                      3,400                   -    (B)            3,400
     Goodwill                                              -                          -          19,122,029    (C)       19,122,029
                                            ----------------                -----------        ------------        ----------------
          Total assets                        $  121,440,657                $   626,988        $ 19,122,029           $ 141,189,674
                                            ================                ===========        ============        ================

LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
     Accounts payable                         $    7,974,960                $    1,065         $          -           $   7,976,025
     Accrued expenses                              1,847,711                          -                   -               1,847,711

     Current portion of notes payable                347,967                          -                   -                 347,967

     Current portion of long term capital
     lease obligations                               153,678                          -                   -                 153,678

     Deferred revenues                               190,600                          -                   -                 190,600

     Other current liabilities                             -                    247,952                   -                 247,952
                                            ----------------                -----------        ------------        ----------------
          Total current liabilities               10,514,916                    249,017                   -              10,763,932

     Note payable, net of current portion          1,005,320                          -                   -               1,005,320

     Long term capital lease obligation,
      net of current portion                         819,776                          -                   -                 819,776
                                            ----------------                -----------        ------------        ----------------
          Total liabilities                   $  12,340,012                 $   249,017        $          -           $  12,589,029
                                            ----------------                -----------        ------------        ----------------

Shareholder's Equity:
     Common stock                                     21,961                          -               2,000    (C)           23,961
     Additional paid-in capital                  123,043,880                  1,321,542          18,176,458    (C)      142,541,880
     Notes receivable for common stock              (126,083)                         -                   -                (126,083)
     Retained deficit                            (13,839,113)                  (943,571)            943,571             (13,839,113)
                                            ----------------                -----------        ------------        ----------------
          Total shareholder's equity             109,100,645                    377,971          19,122,029             128,600,645
                                            ----------------                -----------        ------------        ----------------
          Total liabilities and
           shareholder's equity              $   121,440,657                 $  626,988        $ 19,122,029           $ 141,189,674
                                            ================                ===========        ============        ================

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                   L90, INC.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                March 31, 2000


                   For the Three Months Ended March 31, 2000

                                                  --------------------------------------------------------------------------------
                                                      L90, Inc.        webMillion.com, Inc.      Adjustments           Pro Forma
                                                  --------------     ----------------------     -------------      ---------------

Revenue
     Service fee-based revenue                       $ 8,053,803                          -                 -            8,053,803
     Commission-based revenue                            529,667                    175,012                 -              704,679
                                                  --------------     ----------------------     -------------      ---------------
                                                       8,583,470                    175,012                 -            8,758,482
                                                  --------------     ----------------------     -------------      ---------------

Operating expenses:
     Cost of service fee and other revenue             5,455,575                    259,495                 -            5,715,070

     Sales and marketing                               2,908,254                    558,385                 -            3,466,639
     Research and development                          2,181,052                     11,309                 -            2,192,361
     General and administrative                        4,014,425                     61,939                 -            4,076,364
     Goodwill amortization                                     -                          -           239,025    (D)       239,025
                                                  --------------     ----------------------     -------------      ---------------
          Total operating expenses                    14,559,306                    891,128           239,025           15,689,459
                                                  --------------     ----------------------     -------------      ---------------

Operating loss                                        (5,975,836)                  (716,116)         (239,025)          (6,930,977)

Interest income, net                                     977,798                      2,913                 -              980,711
                                                  --------------     ----------------------     -------------      ---------------

Loss before provision for income taxes                (4,998,038)                  (713,203)         (239,025)          (5,950,266)
Provision for income taxes                                     -                          -                 -                    -
                                                  --------------     ----------------------     -------------      ---------------

Net loss                                              (4,998,038)                  (713,203)         (239,025)          (5,950,266)
                                                  ==============     ======================     =============      ===============

Cumulative dividends on participating
   preferred stock                                        (2,411)                         -                 -               (2,411)
                                                  --------------     ----------------------     -------------      ---------------

Net loss attributable to common                       (5,000,449)                  (713,203)         (239,025)          (5,952,677)
   stockholders
                                                  ==============     ======================     =============      ===============

Net loss per share:
     Basic/Diluted                                   $     (0.30)                                                      $     (0.32)
                                                  ==============                                                   ===============

Weighted average number of common shares
   outstanding:
     Basic/Diluted                                    16,583,947                  2,000,000                             18,583,947
                                                  ==============     ======================                        ===============


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                   L90, INC.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Year Ended December 31, 1999

                                               December 31, 1999
                                               -----------------------------------------------------------------------------------
                                                   L90, Inc.           webMillion.com, Inc.       Adjustments           Pro Forma
                                               -----------------     ----------------------   ---------------      ---------------
Revenue
     Service fee-based revenue                       $ 7,282,892                          -                 -            7,282,892
     Commission-based revenue                          1,917,907                     25,317                 -            1,943,224
                                               -----------------     ----------------------   ---------------      ---------------
                                                       9,200,799                     25,317                 -            9,226,116
                                               -----------------     ----------------------   ---------------      ---------------

Operating expenses:
     Cost of service fee and other revenue             4,751,034                     13,223                 -            4,764,257

     Sales and marketing                               4,865,678                     61,319                 -            4,926,997
     Research and development                          2,581,070                        828                 -            2,581,898
     General and administrative                        4,520,895                    183,215                 -            4,704,110
     Goodwill amortization                                     -                          -           569,800    (D)       569,800
                                               -----------------     ----------------------   ---------------      ---------------
          Total operating expenses                    16,718,677                    258,585           569,800           17,547,062
                                               -----------------     ----------------------   ---------------      ---------------

Operating loss                                        (7,517,878)                  (233,268)         (569,800)          (8,320,946)

Interest income, net                                      30,397                      2,900                 -               33,297
                                               -----------------     ----------------------   ---------------      ---------------

Loss before provision for income taxes                (7,487,481)                  (230,368)         (569,800)          (8,287,649)
Provision for income taxes                                  (800)                         -                 -                 (800)
                                               -----------------     ----------------------   ---------------      ---------------

Net loss                                              (7,488,281)                  (230,368)         (569,800)          (8,286,849)
                                               =================     ======================   ===============      ===============

Cumulative dividends on participating
preferred stock                                       (1,469,823)                         -                 -           (1,469,823)
                                               -----------------     ----------------------   ---------------      ---------------

Net loss attributable to common stockholders          (8,958,104)                  (230,368)         (569,800)          (9,756,672)
                                               =================     ======================   ===============      ===============

Net loss per share:
     Basic/Diluted                                   $     (1.34)                                                      $     (1.12)
                                               =================                                                   ===============

Weighted average number of common shares
outstanding:
     Basic/Diluted                                     6,675,361                  2,000,000                              8,675,361
                                               =================     ======================                        ===============

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                   L90, INC.
               Notes to Unaudited Pro Forma Financial Statements
For the Three Months Ended March 31, 2000 and the Period Ended December 31, 1999


The following adjustments were applied to the L90, Inc. historical financial statements and those of webMillion.com, Inc. to arrive at the pro forma financial information.

A. On July 24, 2000, L90, Inc. completed the merger with webMillion.com, a platform for direct marketing programs. The transaction was structured as a reverse triangular merger and will be accounted for through the purchase method of accounting. As a result of the tax free purchase, webMillion now is a wholly-owned subsidiary of the Registrant.

B. Reflects the preliminary purchase price allocation, consisting of 2.0 million shares of the Company's common stock valued at $19,500,000. The amounts included in the pro forma balance sheet have been recorded at management's estimate of their fair market value.


    Goodwill                          $19,122,029
    Cash                                  329,400
    Accounts receivable                   164,412
    Property and equipment, net           121,192
    Other assets                           11,984
    Current liabilities                  (249,017)
                                      -----------
    Total purchase price             $ 19,500,000
                                    =============

C. Reflects the issuance of 2.0 million shares of common stock of the Company in conjunction with the acquisition of webMillion.com, Inc. at the beginning of the period presented.

D. Reflects the amortization of goodwill based on the preliminary purchase price allocation (as noted in footnote (B) to the pro forma balance sheet) using a 20 year amortization period.